UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2011

Commission file number 1-7436
HSBC USA INC.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867

(State of incorporation)	(IRS Employer Identification Number)

452 Fifth Avenue
New York, New York	10018

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 525-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Today, HSBC Holdings plc is holding an Investor Day at its headquarters, 8 Canada Square, London. The Investor Day materials include a presentation regarding HSBC’s strategy in North America, a copy of which is included as Exhibit 99.1. The event is available by webcast. Additional information regarding the webcast can be obtained at the HSBC Holdings plc website (www.hsbc.com) under the “Investor Relations” tab.
The information in Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being furnished to the U.S. Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
This Current Report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of HSBC USA Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in HSBC USA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the U.S. Securities and Exchange Commission and is available on HSBC USA Inc.’s website (www.us.hsbc.com) and on the U.S. Securities and Exchange Commission’s website (www.sec.gov). HSBC USA Inc. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.
Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	HSBC Holdings plc Investor Day Presentation for North America dated May 11, 2011

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC USA INC. (Registrant)
By:	/s/ Mick Forde
Senior Vice President, Deputy General Counsel – Corporate and Assistant Secretary

Dated: May 11, 2011
Exhibit Index

Exhibit No.	Description

99.1	HSBC Holdings plc Investor Day Presentation for North America dated May 11, 2011

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